EXHIBIT 4(d)

                         COEUR D'ALENE MINES CORPORATION

                    NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                         (As amended on October 9, 2001)

                        Article 1. Establishment of Plan

       1.1 Establishment and Name of Plan. Coeur d'Alene Mines Corporation (the "Company") hereby adopts the Coeur d'Alene Mines Corporation Non-Employee Directors' Stock Option Plan, effective as of January 1, 1995.

       1.2 Purpose of Plan. The purpose of this Plan is to encourage Non-Employee Directors of the Company to acquire the Stock of the Company through an option program that makes service of the Board more attractive to present and prospective Non-Employee Directors of the Company.

The Plan does not cover any employees of the Company or its subsidiaries or affiliates and thus is not subject to the Employee Retirement Security Act of 1974.

       1.3 Application of Plan. The terms of this Plan apply only to eligible Directors of the Company on or after January 1, 1995. Any Director who does not meet the eligibility requirements for Plan participation or whose service terminated before January 1, 1995, shall not be entitled to benefits under this Plan.

       1.4 Approval by Shareholders. This Plan shall be submitted for shareholder approval at the Company's 1995 annual meeting of shareholders. Any Option granted prior thereto shall not become exercisable until the Plan is approved by the Company's shareholders.

                             Article 2. Definitions

       2.1 Definitions. The following definitions are in addition to any other definitions set forth elsewhere in the Plan. Whenever used in the Plan, the capitalized terms in this section shall have the meanings set forth below unless otherwise required by the context in which they are used:

       (a)    "Board" means the board of directors of the Company.

       (b)    "Code" means the Internal Revenue Code of 1986, as amended.

       (c)    "Company" means Coeur d'Alene Mines Corporation.

       (d)    "Director" means a person who is a member of the Board.


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       (e)    "Directors' Fees" means the fees which are paid to a Director to retain his services, and for attendance at meetings of the Board.

       (f) "Employee" means a person employed by the Company or any of its subsidiaries. "Employee" includes officers and Directors who are employed by a Subsidiary.

       (g) "Fair Market Value" means the average of the highest and lowest prices of the Stock as reported in publications of general circulation for "New York Stock Exchange-Composite Transactions" on a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the date immediately preceding the date on which there were Stock transactions.

       (h) "Non-Employee Director" means a Director who is not an Employee or an officer of the Company or Subsidiary.

       (i) "Option" means the right to purchase stock at a stated price for a specified period of time.

       (j) "Participant" means an Non-Employee Director who has chosen to participate in the Plan by foregoing Directors' Fees.

       (k) "Plan" means this Coeur d'Alene Mines Corporation Non-Employee Directors' Stock Option Plan, as in effect from time to time.

       (l) "Severance Date" means the last day of the month in which a Director's service on the Board terminates for any reason.

       (m) "Stock" means the common stock of the Company, $1 par value per share.

       (n) "Subsidiary" means a subsidiary corporation as defined in section 424 of the Code.

       (o) "Value" means the calculated value of a right to acquire a share of Stock of the Company at an exercise price equal to the Fair Market Value of Stock on the date of issue at any time beginning 6 months from the date of issue and ending 10 years from the date thereof. Value shall be determined not less often than annually, by an independent consultant or other expert applying a "Black-Scholes" option valuation method.

         2.2 Gender and Number. Except when otherwise indicated by the context, any masculine or feminine terminology shall also include the neuter and other gender,


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and the use of any term in the singular or plural shall also include the opposite number.

                            Article 3. Participation

       3.1 Eligibility. All Non-Employee Directors are eligible to participate in the Plan.

       3.2 Participation. In order to become a Participant, a Non-Employee Director shall make an irrevocable election before the end of a calendar year, on a form provided by the Company, to receive all or a specified part, but not less than $5,000 per annum of his regular Directors' Fees for the next year in the form of Options. The number of Options available to the Participant is determined by the formula set forth in section 5.1 In the case of a Director who first becomes eligible during a calendar year, the election described above may be made within 30 days of his becoming a Non-Employee Director (or within 30 days of Plan adoption, if applicable), and shall apply to regular Directors' fees to be earned for the remainder of the calendar year.

                           Article 4. Available Stock

       4.1 Number. The total number of shares of Stock subject to options under the Plan may not exceed 700,000 shares, subject to adjustment upon occurrence of any of the events indicated in section 4.3. Such amount includes 200,000 shares authorized by shareholders on May 9, 1995, and 500,000 shares authorized by shareholders on October 9, 2001. The shares to be delivered under the Plan may consist, in whole or in part, of authorized but unissued Stock or treasury stock, not reserved for any other purpose.

       4.2 Lapsed Option. If any Option granted under the Plan terminates, expires, or lapses for any reason, any shares subject to such Option shall be available again for the grant of another Option.

       4.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock that occurs after ratification of the Plan by the stockholders of the Company by reason of a Stock dividend, Stock split, reorganization, reclassification, recapitalization, merger, consolidation, combination, exchange of shares, or other similar change, then the aggregate number and class of shares or other securities that may be issued or transferred pursuant to the Plan and the provisions, terms and conditions of each outstanding Option affected thereby, shall be adjusted appropriately by the Committee, whose determination shall be conclusive.

       4.4 Duration. The Plan shall remain in effect until (a) all Stock subject to Options has been purchased or acquired, (b) the Board terminates the Plan pursuant to Article 7, or (c) January 1, 2005, whichever shall first occur. Options which have not


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lapsed or been exercised at the time the Plan terminates shall remain in effect until they expire or are exercised as if the Plan had not terminated.

       4.5 Tax Reporting and Withholding. Participants are independent contractors rather than employees of the Company, and it is intended that they shall be responsible for all tax reporting and payments with respect to their Options to the full extent required or permitted by law. Nevertheless, the Company shall be entitled to take reasonable steps to comply with any federal, state or local tax withholding or reporting required of it by law with respect to Plan benefits. Prior to making or authorizing any payment under this Plan for which the Company may have a liability in the event of noncompliance with any tax or other legal requirement, the Company may require such documents from the payee or any taxing or other government authority having jurisdiction over the Company or the payee, or may require such indemnities or surety bond, as the Company shall reasonably consider necessary for its protection.

                            Article 5. Stock Options

       5.1 Grant of Stock Options. Subject to the provisions of the Plan, Options shall be granted to Participants as set forth below. Options may be granted only in lieu of Directors' Fees, with the total Value of Options granted equalling the amount of such foregone Directors' Fees.

The formula for determining the number of Option shares granted to a Participant in any year is:

  Directors' Fees which Participants elects
        to forego for such year                   =       Number of Shares
        -----------------------
           Value of an Option

The number of Option shares which are granted to each Participant shall be in the discretion of the Participant, based on the amount of Directors' Fees which the Participant elects to forego and the Value of an Option established by an independent appraiser. The grant date shall be the third business day of each calendar year or, in the case of a newly elected or appointed Non-Employee Director, the 30th day following the date that such person becomes a Non-Employee Director.

       5.2 Price of Stock Options. The exercise price of an Option shall equal the full Fair Market Value of Stock as of the date of grant.

       5.3 Option Agreement. Each Option shall be evidenced by an Option agreement that specifies the Option price, the number of shares of Stock to which the Option pertains, the duration of the Option, and such other provisions as the Committee shall determine.



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       5.4 Exercise of Options. Options shall be fully vested once granted and, subject to Section 8.7, may be exercised at any time beginning six months following the date of grant and ending 10 years following such date, at which time they shall expire.

       5.5 Payment. The purchase price of Stock upon exercise of an Option shall be paid (a) in cash, (b) in Stock valued at its Fair Market Value on the date of exercise, (c) by requesting the Company to withhold from the number of shares of Stock otherwise issuable upon exercise of the Option that number of shares of Stock having an aggregate Fair Market Value on the date of exercise equal to the Option price for all of the shares of Stock subject to such exercise, or (d) by a combination thereof, in the manner provided in the Option agreement. Certificates for such shares tendered in payment shall be in a form for good delivery. The Committee in its sole discretion may permit payment of the purchase price upon exercise of any Option to be made by delivering a properly executed notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds to pay the exercise price. The proceeds from payment of Option prices shall be added to the general funds of the Company and shall be used for general corporate purposes.

       5.6 Fee Suspension and Resignation. Payment of director's fees shall be suspended, commencing with the first scheduled payment date coinciding with or subsequent to the grant date, and continuing until the amount of fees foregone by the participating Director equals the value of the Options granted.

       In the event a Director resigns or his service otherwise terminates prior to suspension of fees equaling the full value of all Option grants, the Director, at his election, shall either:

       1. Return to the Company Options that have a value determined as of the grant date equal to the unpaid portion; or

       2.     Submit a cash payment to the Company equal to the unpaid portion.

       5.7 Non-transferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated, otherwise than by will, testamentary disposition or by the laws of descent and distribution. All Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant, except that if the Securities and Exchange Commission modifies Rule 16b-3 or any successor thereto to allow transfers for estate planning purposes, then transfers for that purpose shall be allowed within limits to be established by the Board.



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                            Article 6. Administration

       6.1 Administration by Board. Grants of Stock Options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Section 5.1. However, the Plan shall be administered by the Board, and the Board shall have discretionary authority to construe and interpret all provisions of the Plan, to adopt rules and practices concerning Plan administration, to decide all claim for benefits, and to take all other necessary or appropriate actions to carry out the purpose of the Plan. The Board may delegate responsibility for matters of recordkeeping and other routine administrative tasks with respect to the Plan. All interpretations, constructions, determinations, and other actions of the Board shall be conclusive and binding on all parties and shall be entitled to the maximum deference permitted by law. The Plan shall be administered so as to comply with the requirements of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934.

No Director shall vote on a Plan decision affecting his or her individual interest under the Plan in a matter that is not applicable to Participants in general.

                      Article 7. Amendment and Termination

       7.1 Plan Amendment or Termination. The Board of Directors of the Company may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that provisions relating to the amount, timing and pricing of Options may not be amended more than once in six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder. Furthermore, without the approval of shareholders, no revision or amendment shall change the number of shares subject to the Plan (except as provided in section 4.3), change the designation of the class of directors eligible to receive Options, or materially increase the benefits accruing to Participants under the Plan. The Board of Directors has the authority to amend the Plan and Options granted thereunder to comply with the requirements of Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934. No amendment may alter or impair any rights or obligations of any Option previously granted without the consent of the Non-Employee Director.

                            Article 8. Miscellaneous

       8.1 Non-Alienation. Except as otherwise required by law, neither the Company nor any participating Subsidiary shall make any award or permit exercises under this Plan to any assignee or creditor of a Participant. Prior to the time of an exercise under this Plan, a Participant shall have no rights by way of anticipation or otherwise to assign or dispose of any interest under this Plan, nor shall rights be assigned or transferred by operation of law or otherwise, including but without limitation by execution, levy, garnishment, attachment, pledge, lien, or bankruptcy.

       8.2 Records. The records of the Board with respect to the Plan shall be conclusive on all participants, Beneficiaries, and other persons.



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       8.3 Incompetency. Every person receiving or claiming benefits under the
Plan shall be conclusively presumed to be mentally competent and of age until the Board receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, statutory committee, or other person legally vested with the care of the person or estate has been appointed; provided, however, that if the Board shall find that any person to whom an Option is exercisable under the Plan is unable to properly care for such person's own affairs because of incompetency, or is a minor, then any exercise (unless a prior claim therefore shall have been made by a duly appointed legal representative) may be made by the spouse, a child, a parent, or a brother or sister, or to any person or institution deemed by the Board to have incurred expenses for the Participant otherwise entitled to exercise.

In the event a guardian of the estate of any person claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, exercise may be made by such guardian provided that proper proof of appointment is furnished in a form and manner acceptable to the Board. To the extent permitted by law, any such exercises so made shall be a complete discharge of liability therefore under the Plan.

       8.4 No Individual Liability. It is declared to be the express purpose and intention of the Plan that no liability whatsoever shall attach to or be incurred by any Directors or any stockholders or employees of the Company or any of its Subsidiaries or any representatives appointed hereunder, by reason of any term or condition of the Plan. The Company, through insurance or otherwise, shall indemnify any Board member, corporate officer, or other individual against any personal liability for actions taken or omitted in good faith in the performance of duties on behalf of the Company under this Plan.

       8.5 Illegality of Particular Provision. If any particular provision of this Plan shall be found to be illegal or unenforceable, such provision shall not affect any other provision, but the Plan shall be construed in all respects as if such invalid provision were omitted.

       8.6 Applicable Law. This instrument shall be construed in accordance with and governed by the laws of the State of Idaho to the extent not superseded by the laws of the United States.

       8.7 Merger, Consolidation or Liquidation. At least 30 days prior written notice of a merger, consolidation or liquidation of the Company shall be given by the Company to the Optionee. Upon the occurrence of a merger, consolidation or liquidation of the Company, the Option shall automatically terminate unless the surviving or acquiring corporation shall assume the Option or substitute a new option for it.


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